UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 5, 2012

IMPLANT SCIENCES CORPORATION

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive

Wilmington, Massachusetts 01887

 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On September 5, 2012, Implant Sciences Corporation (the “Company”) and DMRJ Group LLC (“DMRJ”), entered into an Omnibus Ninth Amendment to Credit Agreement and Eleventh Amendment to Note and Warrant Purchase Agreement (the “Amendment”), pursuant to which:

•

the maturity of all of the Company’s indebtedness to DMRJ, including indebtedness under (i) an amended and restated senior secured convertible promissory note dated March 12, 2009, (ii) a senior secured convertible promissory note dated July 1, 2009, and (iii) an amended and restated revolving promissory note dated March 30, 2011, was extended from September 30, 2012 to March 31, 2013;

•

DMRJ waived the Company’s compliance with certain financial covenants in each of the foregoing promissory notes and all related credit agreements through the new maturity date; and

•

the Company issued to DMRJ a second senior secured convertible promissory note dated September 5, 2012, in the aggregate principal amount of $12,000,000 (the “New Note”). Payment for the New Note was made by the cancellation of $12,000,000 of principal of the outstanding indebtedness under the Company’s Credit Agreement dated September 4, 2009 (as amended, the “Credit Agreement”), reducing the balance outstanding under the Credit Agreement to $17,069,000.

The Company’s subsidiaries, Accurel Systems International Corporation, C Acquisition Corp. and IMX Acquisition Corp., each of which has guaranteed the Company’s obligations under the promissory notes described above, joined in the execution of the Amendment, and guaranteed the Company’s obligations under the New Note and reconfirmed their respective obligations as guarantors under the Company’s other credit documents.

The New Note bears interest at the rate of 15% per annum. The principal balance of the New Note, together with all outstanding interest and all other amounts owed thereunder, will be due and payable on March 31, 2013. The New Note is convertible in whole or in part, at DMRJ’s option, into shares of Series H Convertible Preferred Stock (“Series H Preferred Stock”) at an initial conversion rate of $1,000 per share (as adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series H Preferred Stock, the “Series H Original Issue Price”).

DMRJ will have the option to require the Company to repurchase any or all of the shares of Series H Preferred Stock owned by DMRJ, at the Series H Original Issue Price per share, if the Company does not (i) by December 31, 2012, have at least one of its products (x) receive qualified or approved status on the “Transportation Security Administration Air Cargo Screening Technology List (ACSTL) – For Passenger Aircraft” or (y) placed on the Transportation Security Administration’s “Explosive Trace Detector Qualified Product List (QPL)”; or (ii) achieve revenues of at least $7,500,000 per fiscal quarter, commencing with fiscal quarter ending June 30, 2013. Payment of the repurchase price may be made, at the option of the Company, in cash or by offsetting against an advance under the Credit Agreement. To the extent that the advance, together with all other outstanding amounts under the Credit Agreement, would exceed the borrowing limit under the Credit Facility (currently $23,000,000), DMRJ has agreed to amend the Credit Agreement to increase the borrowing limit to an amount sufficient to pay the repurchase price.

The holders of the Series H Preferred Stock will be entitled to receive, prior to the payment of any dividends with respect to the Company’s Common Stock and/or Series G Convertible Preferred Stock (together, “Junior Stock”), cumulative dividends on each share of Series H Preferred Stock at a rate equal to 15% of the Series H Original Issue Price per annum, (i) when, as and if declared by the Company’s Board of Directors, (ii) upon a liquidation, dissolution or winding up of the Company (a “Liquidation Event”), or (iii) upon the repurchase or conversion of the Series H Preferred Stock All dividends accruing on the Series H Preferred Stock are payable by the issuance of additional shares of Series H Preferred Stock.

Upon a Liquidation Event, the holders of shares of Series H Preferred Stock then outstanding will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment is made to the holders of Junior Stock in respect of such stock, an amount per share equal to the Series H Original Issue Price, plus any accrued but updated dividends thereon, whether or not declared. At the option of holders of a majority of the outstanding Series H Preferred Stock, (i) a consolidation or merger of the Company with or into another entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization do not hold at least a majority of the resulting or surviving entities’ voting power immediately following such consolidation, merger or reorganization, or (ii) a sale or transfer of all or substantially all of the Company’s assets for cash, securities or other property, will be deemed to be a Liquidation Event.

Each share of Series H Preferred Stock will be convertible, at the option of the holder, into that number of shares of Common Stock as is determined by (i) dividing the Series H Original Issue Price by the Series H Conversion Price (as defined below) in effect at the time of conversion and (ii) multiply the result by 1,000. The “Series H Conversion Price” will initially be equal to $1,090.00, and is subject to adjustment in the event that (a) the Company issues additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (b) there is a split or subdivision of outstanding shares of Common Stock, or (c) there is a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of Common Stock. Assuming no adjustments to the Series H Original Issue Price or the Series H Conversion Price, the New Note will be convertible indirectly, at DMRJ’s option, into shares of Common Stock at an effective conversion price of $1.09 per share, which represents a discount of approximately 20% from the daily volume weighted average price of the Common Stock over the 20 trading days preceding the date of the Amendment.

The holders of the Series H Preferred Stock will have no voting rights except as required by applicable law. However, without the consent of the holders of a majority of the outstanding Series H Preferred Stock, the Company may not (i) amend, alter or repeal any provision of its Articles of Organization or By-laws in a manner that adversely affects the powers, preferences or rights of the Series H Preferred Stock; (ii) authorize or issue any equity securities (or any equity or debt securities convertible into equity securities) ranking prior and superior to the Series H Preferred Stock with respect to dividends, distributions, redemption rights or rights upon liquidation, dissolution or winding up; or (iii) consummate any capital reorganization or reclassification of any of its equity securities (or debt securities convertible into equity securities) into equity securities ranking prior and superior to the Series H Preferred Stock with respect to dividends, distributions, redemption rights or rights upon liquidation, dissolution or winding up.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 3.02

Sale of Unregistered Securities

See the disclosures in Item 1.01 above, which are incorporated herein by this reference. The issuance of the New Note to DMRJ is exempt from registration under the Securities Act of 1933, as amended, pursuant to exemptions provided by Section 3(a)(9) and/or 4(2) of the Securities Act.

Item 5.03

Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On September 5, 2012, the Company filed Articles of Amendment to its Restated Articles of Organization with the Secretary of the Commonwealth of Massachusetts to establish a new series of preferred stock, the Series Preferred Stock. A description of the material terms, rights, preferences and privileges of the shares of Series H Preferred Stock is set forth in Item 1.01 above, and is incorporated herein by this reference.

Item 7.01

Regulation FD Disclosure

On September 5, 2012, the Company issued a press release announcing the events described in Item 1.01 above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Organization of Implant Sciences Corporation, establishing the Series H Convertible Preferred Stock
10.1	Omnibus Ninth Amendment to Credit Agreement and Eleventh Amendment to Note and Warrant Purchase Agreement, dated as of September 5, 2012 between Implant Sciences Corporation and DMRJ Group LLC
10.2	Senior Secured Convertible Promissory Note, dated as of September 5, 2012, issued by Implant Sciences Corporation
99.1	Press Release of Implant Sciences Corporation dated September 5, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION
By:	/s/ Glenn D. Bolduc
Glenn D. Bolduc President and Chief Executive Officer

Date:  September 11, 2012

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment to the Articles of Organization of Implant Sciences Corporation, establishing the Series H Convertible Preferred Stock
10.1	Omnibus Ninth Amendment to Credit Agreement and Eleventh Amendment to Note and Warrant Purchase Agreement, dated as of September 5, 2012 between Implant Sciences Corporation and DMRJ Group LLC
10.2	Senior Secured Convertible Promissory Note, dated as of September 5, 2012, issued by Implant Sciences Corporation
99.1	Press Release of Implant Sciences Corporation dated September 5, 2012